SOUTHWEST AIRLINES REPORTS JULY TRAFFIC

DALLAS, TEXAS – August 10, 2016 – Southwest Airlines Co. (NYSE: LUV) (the "Company") today reported its July and year-to-date preliminary traffic statistics.

The Company flew 11.7 billion revenue passenger miles (RPMs) in July 2016, an increase of 1.4 percent from the 11.5 billion RPMs flown in July 2015. Available seat miles (ASMs) increased 2.3 percent to 13.4 billion in July 2016, compared with July 2015 ASMs of 13.1 billion. The July 2016 load factor was 86.9 percent, compared with 87.7 percent in July 2015.

The significant delays and cancellation of over 2,000 flights due to the Company's technology outage on July 20, 2016 resulted in an approximate 0.5 point unfavorable year-over-year impact to third quarter 2016 operating revenue per available seat mile (RASM). As a result, the Company now expects its third quarter 2016 RASM to decline, year-over-year, in the 3.5 percent to 4.5 percent range, versus its previous guidance of a year-over-year decline in the 3.0 percent to 4.0 percent range. The Company has also revised its third quarter 2016 cost outlook to reflect the impact from the technology outage. Third quarter 2016 operating expense per available seat mile (CASM), excluding fuel and oil expense, special items, and profitsharing expense, is now estimated to increase in the 3.0 percent to 4.0 percent range1, as compared with third quarter 2015.

This release, as well as past news releases about Southwest Airlines Co., is available online at Southwest.com.

1Projected results do not reflect the potential impact of special items, or fuel and oil expenses and profitsharing expenses, and the tax effect of all such items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements. Accordingly, a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available without unreasonable effort.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to the Company’s financial outlook and projected results of operations, including specific factors expected to impact the Company’s results of operations. These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) changes in demand for the Company's services and other changes in consumer behavior; (ii) the impact of economic conditions, fuel prices, actions of competitors, and other factors beyond the Company’s control, on the Company’s business; (iii) the Company’s ability to timely and effectively maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (iv) the impact of governmental regulations and other governmental actions related to the Company's operations; (v) the impact of labor matters on the Company's business; and (vi) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

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Southwest Airlines Co.
Preliminary Comparative Traffic Statistics

JULY
	2016	2015	Change
Revenue passengers carried	11,112,682	11,042,296	0.6%
Enplaned passengers	13,630,005	13,628,493	—%
Revenue passenger miles (000s)	11,665,756	11,503,195	1.4%
Available seat miles (000s)	13,419,118	13,120,858	2.3%
Load factor	86.9%	87.7%	(0.8) pts.
Average length of haul	1,050	1,042	0.8%
Trips flown	114,619	115,017	(0.3)%

YEAR-TO-DATE
	2016	2015	Change
Revenue passengers carried	72,057,130	68,286,034	5.5%
Enplaned passengers	87,737,687	83,397,735	5.2%
Revenue passenger miles (000s)	72,781,613	68,222,442	6.7%
Available seat miles (000s)	86,912,549	81,894,353	6.1%
Load factor	83.7%	83.3%	0.4 pts.
Average length of haul	1,010	999	1.1%
Trips flown	763,608	737,896	3.5%

Investor Contact:
Southwest Airlines Investor Relations
214-792-4415

Media Contact:
Southwest Airlines Media Relations
214-792-4847
swamedia@wnco.com

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SW-T